UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

STRONGBRIDGE BIOPHARMA plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland

(State or Other Jurisdiction of Incorporation)

001-37569	98-1275166
(Commission File Number)	(IRS Employer Identification No.)

900 Northbrook Drive Suite 200 Trevose, PA	19053
(Address of Principal Executive Offices)	(Zip Code)

(610) 254-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01              Entry into a Material Definitive Agreement

On October 31, 2018, Strongbridge Biopharma plc (the “Company”), entered into the Macrilen Acquisition Agreement (the “Macrilen Acquisition Agreement”) with Novo Nordisk Healthcare AG, a Swiss corporation (“Buyer”). In addition, on October 31, 2018, the Company entered into the Share Purchase Agreement (the “Investor Agreement”) with Novo Nordisk A/S, a company organized and existing under the law of Denmark (“Novo Nordisk”) (the Macrilen Acquisition Agreement together with the Investor Agreement, the “Agreements”). Capitalized terms used herein and not otherwise defined have the meaning given to them in the Macrilen Acquisition Agreement.

Macrilen Acquisition Agreement

Under the Macrilen Acquisition Agreement, the Company grants Buyer a call option and Buyer grants the Company a put option, in each case with respect to the entire issued share capital of Strongbridge Ireland Limited (“Strongbridge Ireland”), a wholly-owned subsidiary of the Company that holds the Company’s pharmaceutical product for assessing growth hormone deficiency in adults and children known as Macrilen (the “Acquisition”). The exercise price of each of the put and call options is $145,000,000, plus a future royalty on sales of Macrilen. Upon the conditions in the Macrilen Acquisition Agreement being satisfied or waived, each party has the right to exercise its put option or call option, as applicable, before May 1, 2019; provided that the put option or call option may not be exercised prior to December 5, 2018. Upon exercise of the put or call option and the purchase and sale of the entire issued share capital of Strongbridge Ireland and the Product Assets of Strongbridge U.S. Inc. (a wholly-owned subsidiary of the Company), Strongbridge Ireland will become a wholly-owned subsidiary of Buyer. The Company expects the Acquisition to close in December 2018.

Under the terms of the Macrilen Acquisition Agreement, upon the exercise of the put or call option, the Company will be entitled to receive royalty payments from the sale of Macrilen. Between January 1, 2019 and December 31, 2021, Buyer shall pay to the Company 12% of Annual Net Sales of Macrilen in the United States. Between January 1, 2022 and December 31, 2027, Buyer shall pay to the Company (i) 4% of any portion of Annual Net Sales in the United States up to $100,000,000 and (ii) 8% of any portion of Annual Net Sales in the United States greater than $100,000,000. The royalty payments are subject to certain conditions and reductions, including if Macrilen is no longer covered by a Valid Claim of a Patent in the United States or Buyer or its Affiliates no longer hold exclusive marketing rights granted by the United States Food and Drug Administration.

The parties have agreed under the terms of the Macrilen Acquisition Agreement to enter into a Services Agreement (the “Services Agreement”) between the Company and Novo Nordisk Inc., a subsidiary of Buyer (“NNI”), in which 23 field-based employees of the Company (the “Field Employees”) will provide services to NNI, including to promote Macrilen in the United States and Canada (the “Services”) for a period of three years following the closing of the Acquisition. The Field Employees will devote all of their business time and energy to providing the Services. NNI shall provide the Company with a fee for the Services of the Field Employees at a rate of $300,000 per year for each Field Employee. In addition, following the parties entry into the Services Agreement, a joint committee consisting of a majority of members from NNI will reasonably determine appropriate targets and triggers for payment of a performance fee of up to $1,500,000 per contract year to be paid by NNI to the Company, and on an annual basis thereafter. The Services Agreement will be subject to customary termination provisions and the Company, upon certain conditions, may earlier terminate the Services Agreement.

The parties have also agreed under the terms of the Macrilen Acquisition Agreement to enter into a transition services agreement for the transition from the Company to Buyer or one of its Affiliates of all of the activities required to be undertaken by the Product NDA holder, including product supply, adverse experience reporting, quarterly and annual reports to the FDA, handling and tracking of complaints, sample tracking, and communication and providing information to and with health care professionals, customers and the FDA.

The Macrilen Acquisition Agreement contains customary representations, warranties and covenants by the Company and Buyer. The Macrilen Acquisition Agreement also provides that the parties will indemnify the counterparty for, among other things, breaches of representations, warranties and covenants, subject to certain limitations such as limits on the amount of indemnification payable.

Before either party may exercise its put or call option, respectively, certain conditions must be met or otherwise waived. The closing of the Acquisition is subject to certain conditions, including, among others, (i) the Company and certain of its subsidiaries completing an internal reorganization, which will include (a) the transfer of certain assets used primarily in the commercialization of Macrilen, as well as the Product Intellectual Property Rights and the Product License Agreement to Strongbridge Ireland and (b) the transfer of all non-Macrilen assets and liabilities of Strongbridge Ireland to a newly formed wholly owned subsidiary of the Company, (ii) any applicable waiting period under the Hart-Scott-Rodino Act having expired or terminated, (iii) the conditions of the Investor Agreement having been satisfied or waived, including the parties to the Investor Agreement having indicated to the parties of the Macrilen Acquisition Agreement that they are prepared to close under the Investor Agreement and (iv) the representations and warranties of each party being true and correct subject to varying standards.

The Macrilen Acquisition Agreement may be terminated by mutual written consent of the parties. Additionally, either the Company or Buyer may terminate the Macrilen Acquisition Agreement if (i) either party’s put or call option, respectively, is not exercised such that the purchase and sale of the entire issued share capital of Strongbridge Ireland has not occurred by May 1, 2019 or (ii) the Investor Agreement has been terminated.

The foregoing description of the Macrilen Acquisition Agreement is not complete and is subject to and qualified in its entirety by reference to the copy of the Macrilen Acquisition Agreement filed herein as Exhibit 2.1, which is incorporated herein by reference.

Investor Agreement

Pursuant to the Investor Agreement, following the satisfaction or waiver of certain conditions, at closing, Novo Nordisk will purchase from the Company 5,242,000 ordinary shares of the Company, representing approximately 10% equity position in the Company, for a purchase price of $7.00 per share and an aggregate purchase price of $36,694,000 (the “Investment”). The shares will be sold in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2). The Company expects the Investment to close in December 2018.

The Investor Agreement contains customary representations, warranties and covenants. The closing of the Investment is subject to certain conditions, including, among others, (i) any applicable waiting period under the Hart-Scott-Rodino Act relating to the Acquisition and Investment having expired or terminated, (ii) the conditions of the Macrilen Acquisition Agreement having been satisfied or waived, including the parties to the Macrilen Acquisition Agreement having indicated to the parties of the Investor Agreement that they are prepared to close under the Macrilen Acquisition Agreement and (iii) the Company having entered into a Registration Rights Agreement with Novo Nordisk (the “Registration Rights Agreement”), pursuant to which (a) Novo Nordisk will agree, subject to certain exceptions, not to transfer the ordinary shares for a period of 180 days following the closing of the Investment and (b) the Company will provide Novo Nordisk with certain demand and piggyback registration rights. The Company will not be required to effect a demand registration (i) on more than one occasion or (ii) at any time prior to one year following the closing of the Investment. In addition, these registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement or prospectus supplement and the Company’s right to postpone or withdraw a registration statement under certain circumstances. A form of the Registration Rights Agreement is attached to the Investor Agreement as Exhibit A.

The Investor Agreement may be terminated by mutual written consent of the parties. Additionally, either the Company or Novo Nordisk may terminate the Investor Agreement if (i) the Investment has not occurred by May 1, 2019 or (ii) the Macrilen Acquisition Agreement has been terminated.

The foregoing description of the Investor Agreement, including the form of Registration Rights Agreement which is an exhibit to the Investor Agreement, is not complete and is subject to and qualified in its entirety by reference to the copy of the Investor Agreement, including the form of Registration Rights Agreement, filed herein as Exhibit 2.2, which is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report with respect to the Investor Agreement is incorporated into this Item 3.02 by reference.

Item 8.01              Other Events

The Company issued a press release, a copy of which is furnished herein as Exhibit 99.1 and is incorporated herein by reference,  announcing the entry into the Agreements as recommended by the board of directors of the Company and approved by the transaction committee of the board of directors.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

2.1*                        Macrilen Acquisition Agreement, dated as of October 31, 2018, between Strongbridge Biopharma plc and Novo Nordisk Healthcare AG.

2.2*                        Share Purchase Agreement, dated as of October 31, 2018 between Strongbridge Biopharma plc and Novo Nordisk A/S.

99.1                        Press Release issued by Strongbridge Biopharma plc on October 31, 2018.

*                                         Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

COMPANY CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Announcement contains forward-looking statements. These forward-looking statements include, without limitation, statements with respect to the Agreements, including the expected timing of the completion of the Agreements. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expect,” “shall” or “intend” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. These statements reflect the current views of the Company concerning future events and are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Important factors that could cause actual results to differ materially from those in the forward-looking statements including, without limitation: uncertainties relating to the risk that a government entity may prohibit, delay or refuse to grant approval for the consummation of the Agreements, which may cause the parties to abandon the Agreements; the timing of the filings and approvals relating to the Agreements and the expected timing of the completion of the Agreements; and other risks and uncertainties discussed in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q, which are available online at www.sec.gov, www.strongbridgebio.com or by request from the Company. In addition, in light of these risks and uncertainties, the matters referred to in the Company’s forward looking statements may not occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Macrilen Acquisition Agreement, dated as of October 31, 2018, between Strongbridge Biopharma plc and Novo Nordisk Healthcare AG.

2.2*	Share Purchase Agreement, dated as of October 31, 2018 between Strongbridge Biopharma plc and Novo Nordisk A/S.

99.1	Press Release issued by Strongbridge Biopharma plc on October 31, 2018.

*

Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2018

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ A. Brian Davis
	Name:	A. Brian Davis
	Title:	Chief Financial Officer